Exhibit 99.1

Bay Banks of Virginia, Inc. Reports Fourth Quarter and Full-Year 2018 Results

2018 Loan Growth Over 17%

RICHMOND, VA, February 6, 2019 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, Inc., announced financial results for the quarter and year ended December 31, 2018.

The company reported net income of $782 thousand, or $0.06 per diluted share, for the fourth quarter of 2018 compared to $1.0 million, or $0.08 per diluted share, for the third quarter of 2018, and to a net loss of $2.4 million, or ($0.18) per diluted share, for the fourth quarter of 2017. Net income for the fourth quarter of 2018 included $483 thousand ($382 thousand1 after income taxes) of expenses incurred in connection with the company’s previously announced early retirement program. Net income in the fourth quarter of 2017 included $850 thousand ($561 thousand1 after income taxes) of merger-related expenses in connection with the company’s merger with Virginia BanCorp, Inc. on April 1, 2017 (the “Merger”).

For the year of 2018, the company reported net income of $3.9 million, or $0.31 per diluted share, compared to a net loss of $1.2 million, or ($0.14) per diluted share, for the year of 2017. Expenses incurred in connection with the Merger were $363 thousand and $2.0 million for the years ended December 31, 2018 and 2017, respectively.

Randal R. Greene, President and Chief Executive Officer, commented: "Since our merger with Virginia BanCorp, Inc. at the beginning of the second quarter of 2017, we have grown our balance sheet by 30%. Our larger balance sheet coupled with the cost savings initiatives announced during the third quarter of 2018 are beginning to result in improved profitability. Income before income taxes for the fourth quarter of 2018 when excluding the provision for loan losses and the costs incurred in implementing our early retirement program was just over $2.0 million. Our challenge continues to be growing deposits at acceptable rates to keep pace with the loan growth opportunities we have in our very strong markets."

Operating Results

Fourth Quarter 2018 compared to Third Quarter 2018

•

Income before income taxes for the fourth quarter of 2018 was $670 thousand compared to $1.2 million for the third quarter of 2018. Income before income taxes, excluding the costs incurred to implement the company’s early retirement program, was $1.2 million[1] for the fourth quarter of 2018.

•

Interest income for the three months ended December 31, 2018 was $11.7 million, on average interest-earning assets of $989.3 million, compared to $10.9 million for the three months ended September 30, 2018, on average interest-earning assets of $929.1 million. Interest income in the fourth quarter of 2018 included accretion of acquired loan discounts of $352 thousand, while interest income in the third quarter of 2018 included $357 thousand of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.72% and 4.66% for the linked quarter periods.

•

Interest expense was $3.3 million and $2.6 million for the three months ended December 31, 2018 and September 30, 2018, respectively, and cost of funds was 1.40% and 1.19% for the linked quarter periods. Average interest-bearing liabilities were $817.3 million and $762.0 million for the fourth and third quarters of 2018, respectively. Higher funding cost in the fourth quarter period was primarily due to heightened competition for deposits in the company's markets and greater use of higher cost Federal Home Loan Bank of Atlanta (“FHLB”) borrowings to fund loan growth, both affected by higher interest rates, in general.

•

Net interest margin (“NIM”) was 3.41% for the fourth quarter of 2018 compared to 3.57% for the third quarter of 2018. Net interest margin excluding accretion of acquired loan discounts and amortization of fair value marks on time deposits (“Core NIM”) for the fourth quarter of 2018 was 3.25%[1] compared to 3.40%[1] for the third quarter of 2018. The decline in Core NIM for the linked quarter periods was primarily attributable to higher cost of funds, partially offset by higher yields on interest-earning assets.

•

Provision for loan losses was $870 thousand in the fourth quarter of 2018, while provision for loan losses in the third quarter of 2018 was $509 thousand. Provision for loan losses in the fourth quarter of 2018 was primarily attributable to an increase of $48.0 million of gross loans in the quarter and higher reserves attributed to certain loan types as the company’s loan portfolio mix shifts from residential and consumer loans to commercial loans.

•

Noninterest income for the three months ended December 31, 2018 and September 30, 2018 was $1.0 million and $944 thousand, respectively. Increased income from the company’s wealth management business was partially offset by lower income from fiduciary activities from the company’s trust management and administration services business.

•

Noninterest expenses for the three months ended December 31, 2018 and September 30, 2018 were $7.9 million and $7.5 million, respectively. Noninterest expenses for the fourth quarter of 2018 included $483 thousand incurred to implement the company’s early retirement program. Efficiency ratio for the three months ended December 31, 2018 was 83.7% (78.6%[1] excluding expenses incurred to implement the early retirement program) compared to 81.3% for the three months ended September 30, 2018.

•

Income taxes for the fourth quarter of 2018 were a benefit of $112 thousand. The income tax benefit was primarily attributable to higher than estimated tax deductions reported in the company’s 2017 federal income tax return at the higher 2017 corporate tax rate and a lower effective income tax rate for the full year of 2018 than was recorded for the 2018 period through the third quarter of 2018.

Full-Year 2018 compared to Full-Year 2017

•

Income before income taxes for the year of 2018 was $4.4 million compared to a loss before income taxes of $475 thousand for 2017. Results for the year of 2017 include the operations of Virginia BanCorp, Inc. since the effective date of the Merger, April 1, 2017.

•

Interest income for the year ended December 31, 2018 was $43.8 million, on average interest-earning assets of $934.5 million, compared to $33.7 million for the year ended December 31, 2017, on average interest-earning assets of $702.1 million. Average interest-earning assets for the year of 2017 included those acquired in the Merger from the effective date of the Merger. Interest income for the year of 2018 included accretion of acquired loan discounts of $1.8 million, while interest income for the year of 2017 included $1.9 million of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.70% and 4.83% for the years ended December 31, 2018 and 2017, respectively. Yields on average interest-earning assets in 2017 were favorably affected by higher accretion, higher average balances of higher yielding consumer loans, and higher fee income, some of which was to align policies for recording certain fees as a result of the Merger.

•

Interest expense was $10.2 million and $6.0 million for the years ended December 31, 2018 and 2017, respectively, and cost of funds was 1.17% and 0.91% for the respective periods. Average interest-bearing liabilities were $768.8 million and $569.0 million for the years of 2018 and 2017, respectively. Average interest-bearing liabilities in 2017 included those assumed in the Merger from the effective date of the Merger. Higher funding cost in the 2018 period was primarily due to higher cost of deposits and greater use of higher cost FHLB borrowings to fund loan growth.

•

Net interest margin was 3.61% for the year ended December 31, 2018 compared to 3.98% for the year ended December 31, 2017. Core NIM for the years ended December 31, 2018 and 2017 was 3.40%[1] and 3.66%[1], respectively.

•

Provision for loan losses was $1.4 million for the year of 2018, while provision for loan losses for the year of 2017 was $4.9 million. Provision for loan losses in the 2018 period included the correction in the second quarter of 2018 of the overstatement recorded in the company’s 2017 allowance for loan losses, as previously reported, while provision for loan losses in the 2017 period was primarily due to higher reserves for a certain portfolio of consumer loans.

•

Noninterest income for the years ended December 31, 2018 and 2017 was $4.3 million and $3.5 million, respectively. Noninterest income in the 2018 period included a $352 thousand gain on the discontinuance of the company's post-retirement benefit plan effective March 1, 2018, while noninterest income in the 2017 period included an additional $213 thousand of losses recorded on the disposition of assets.

•

Noninterest expenses for the years ended December 31, 2018 and 2017 were $32.1 million and $26.7 million, respectively. Merger-related expenses were $363 thousand and $2.0 million for the years ended December 31, 2018 and 2017, respectively. Expenses in 2018 associated with the succession of the company's CFO and fees incurred in the completion of the company's 2017 year-end reporting totaled approximately $1.2 million, all of which were recorded in the first six months of 2018. Efficiency ratio for the year ended December 31, 2018 was 84.8% compared to 85.7% for the year ended December 31, 2017.

•

Income tax expense for the year ended December 31, 2018 was $533 thousand, representing an effective rate of 12.1%. The effective rate was positively affected by higher than estimated income tax deductions reported in the company’s 2017 federal income tax return at the higher 2017 rate, as noted above. Income tax expense for 2017 of $797 thousand reflected the effect of the revaluation of the company’s net deferred tax asset upon the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”) at the end of 2017.

Fourth Quarter 2018 compared to Fourth Quarter 2017

•

Income before income taxes for the fourth quarter of 2018 was $670 thousand compared to a loss of $2.0 million for the fourth quarter of 2017. Income before income taxes, excluding the costs incurred to implement the company’s early retirement program ($483 thousand) was $1.2 million[1] for the fourth quarter of 2018.

•

Interest income for the three months ended December 31, 2018 was $11.7 million, on average interest-earning assets of $989.3 million, compared to $10.5 million for the three months ended December 31, 2017, on average interest-earning assets of $900.6 million. Interest income in the fourth quarter of 2018 included accretion of acquired loan discounts of $352 thousand, while interest income in the fourth quarter of 2017 included $1.0 million of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.72% and 4.69% for the three months ended December 31, 2018 and 2017, respectively.

•

Interest expense was $3.3 million and $1.9 million for the three months ended December 31, 2018 and 2017, respectively, and the cost of funds was 1.40% and 0.92% for the quarter-over-quarter periods. Higher funding cost in the 2018 period was primarily due to higher cost of deposits and greater use of FHLB borrowings, as noted above. Average interest-bearing liabilities were $817.2 million and $742.0 million for the fourth quarters of 2018 and 2017, respectively.

•

Net interest margin was 3.41% for the fourth quarter of 2018 compared to 3.82% for the fourth quarter of 2017. Core NIM for the fourth quarter of 2018 was 3.25%[1] compared to 3.31%[1] for the same quarter of 2017. The decline in Core NIM was primarily attributable to higher cost of funds.

•

Provision for loan losses was $870 thousand for the fourth quarter of 2018, while provision for loan losses in the fourth quarter of 2017 was $3.1 million. Provision for loan losses in the fourth quarter of 2018 was primarily attributable to an increase of $48.0 million of gross loans in the quarter and higher reserves attributed to certain loan types as the company’s loan portfolio mix shifts from residential and consumer loans to commercial loans. Provision for loan losses in the 2017 period included higher reserves for a certain portfolio of consumer loans.

•

Noninterest income for the fourth quarters of 2018 and 2017 was $1.0 million and $562 thousand, respectively. Contributing to higher noninterest income in the 2018 period was higher income from the company’s wealth management business and losses recorded on the disposition of assets in the 2017 period.

•

Noninterest expenses for the fourth quarters of 2018 and 2017 were $7.9 million and $8.0 million, respectively. Noninterest expenses in the fourth quarter of 2018 included $483 thousand of expenses incurred to implement the company’s early retirement program, while merger-related expenses were $850 thousand in the fourth quarter of 2017. Higher noninterest expenses in the 2018 period compared to the 2017 period were primarily due to higher occupancy and data processing costs due to growth, partially offset by lower advertising and marketing and consulting costs incurred in the 2017 period. Efficiency ratio for the fourth quarter of 2018 was 83.7% (78.6%[1] excluding expenses incurred to implement the early retirement program) compared to 88.2% for the same quarter of 2017 (78.7%[1] excluding merger-related expenses).

•

Income taxes for the fourth quarter of 2018 were a benefit of $112 thousand. The benefit was primarily attributable to greater than estimated income tax deductions reported in the company’s 2017 federal income tax return and the adjustment to the year-to-date 2018 effective rate recorded in the fourth quarter of 2018, noted above. Income tax expense for the fourth quarter of 2017 of $391 thousand reflected the effect of the revaluation of the company’s net deferred tax asset upon the enactment of the TCJA at the end of 2017.

Balance Sheet

•

Loans, net of allowance for loan losses, were $894.2 million at December 31, 2018 compared to $758.7 million at December 31, 2017, a growth rate of over 17%. Excluding the pay-down of approximately $67 million in the year of 2018 of purchased portfolio loans, including those acquired in the Merger, gross loan growth was approximately 27% for 2018.

•	Total assets were $1.1 billion at December 31, 2018 compared to $970.6 million at December 31, 2017.
•

Deposits were $842.2 million at December 31, 2018 compared to $761.8 million at December 31, 2017. Noninterest-bearing accounts comprised 13.6% of total deposits at December 31, 2018, slightly up from 13.5% at December 31, 2017.

•

Shareholders' equity was $117.5 million and $114.6 million at December 31, 2018 and December 31, 2017, respectively. Tangible book value, calculated as shareholders' equity less goodwill and core deposit intangible assets, net of the associated deferred tax liability, divided by common shares outstanding, was $7.98[1] and $7.71[1] at December 31, 2018 and December 31, 2017, respectively. Capital ratios for Virginia Commonwealth Bank and Bay Banks of Virginia, Inc. were above regulatory minimum guidelines for well-capitalized banks and bank holding companies, respectively, as of December 31, 2018 and December 31, 2017.

•

Return on average assets for the years ended December 31, 2018 and 2017 was 0.39% and (0.17)%, respectively, while return on average equity for the same periods was 3.36% and (1.58)%, respectively. Return on average assets for the fourth quarter of 2018, annualized, was 0.30% (0.44%[1] excluding expenses incurred implementing the early retirement program) compared to 0.41% for the third quarter of 2018.

Asset Quality

•

Nonperforming assets were $8.8 million, or 0.81% of total assets, as of December 31, 2018, compared to $7.9 million, or 0.77% of total assets, as of September 30, 2018, and $10.8 million, or 1.12% of total assets, as of December 31, 2017. Net charge-offs to average gross loans were 0.15% and 0.17% for the years ended December 31, 2018 and 2017, respectively.

•

The ratio of allowance for loan losses to total gross loans was 0.88%, 0.85%, and 1.00% at December 31, 2018, September 30, 2018, and December 31, 2017, respectively. The company's allowance for loan losses does not include discounts recorded on acquired loans. The ratio of allowance for loan losses plus remaining discounts on acquired loans to total gross loans (adding the remaining discounts on acquired loans) was 1.31%[1], 1.35%[1], and 1.76%[1], as of the same three period ends, respectively.

Outlook

Greene concluded: "I am optimistic moving into 2019, in spite of mixed economic headwinds. Our team is aligned. We have a three-year plan guiding us to our goals, but we are nimble and will adjust as our markets and economic conditions require. Deposit growth could slow attainment of our goals and we are sharply focused on growing them, primarily noninterest-bearing deposits.

As I reflect on 2018, I am pleased with the accomplishments of our team. This has been a building year, building of both infrastructure and talent. I believe we now have both to take our over $1 billion company to the next level. I express my thanks to our employees for what they have accomplished in 2018, to our board for their advice and counsel, to our shareholders for their continuing support, and to our customers who trust us to meet many of their financial needs every day.”

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 20 banking offices, including one production office, located throughout the greater Richmond area, the Northern Neck region, Middlesex County, the Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Suffolk, and Virginia Beach, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regularity climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; and tax and accounting rules, principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or Judy C. Gavant, Chief Financial Officer, at 804-518-2606 or inquiries@baybanks.com.

1 See discussion of non-GAAP financial measures at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
(Dollars in thousands, except share data)	(unaudited)
ASSETS
Cash and due from banks	$7,685	$9,396
Interest-bearing deposits	19,751	41,971
Certificates of deposit	2,976	3,224
Federal funds sold	625	6,961
Available-for-sale securities, at fair value	82,232	77,153
Restricted securities	7,600	5,787
Loans receivable, net of allowance for loan losses of $7,902 and $7,770, respectively	894,191	758,726
Loans held for sale	368	1,651
Premises and equipment, net	18,169	17,463
Accrued interest receivable	3,172	3,194
Other real estate owned, net	3,597	4,284
Bank owned life insurance	19,270	18,773
Goodwill	10,374	10,374
Mortgage servicing rights	977	999
Core deposit intangible	2,193	2,991
Deferred tax asset, net	1,510	2,342
Other assets	5,927	5,267
Total assets	$1,080,617	$970,556

LIABILITIES
Noninterest-bearing deposits	$114,122	$103,037
Savings and interest-bearing demand deposits	359,400	299,820
Time deposits	368,670	358,989
Total deposits	842,192	761,846

Securities sold under repurchase agreements	6,089	9,498
Federal Home Loan Bank advances	100,000	70,000
Subordinated notes, net of unamortized issuance costs	6,893	6,877
Other liabilities	7,967	7,781
Total liabilities	963,141	856,002

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares; outstanding - 13,201,682 and 13,203,605 shares, respectively) (1)	66,008	66,018
Additional paid-in capital	36,972	37,142
Unearned employee stock ownership plan shares	(1,734)	(1,129)
Retained earnings	17,557	13,679
Accumulated other comprehensive loss, net	(1,327)	(1,156)
Total shareholders' equity	117,476	114,554
Total liabilities and shareholders' equity	$1,080,617	$970,556

(1) Preferred stock is authorized; however, none was outstanding as of December 31, 2018 and December 31, 2017.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	For the Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017
INTEREST INCOME
Loans, including fees	$10,899	$10,126	$9,742
Securities:
Taxable	569	498	453
Tax-exempt	119	119	79
Federal funds sold	62	46	87
Interest-bearing deposit accounts	69	64	134
Certificates of deposit	17	17	19
Total interest income	11,735	10,870	10,514

INTEREST EXPENSE
Deposits	2,565	2,027	1,515
Securities sold under repurchase agreements	3	3	3
Subordinated notes	128	128	128
Federal Home Loan Bank advances	568	441	299
Total interest expense	3,264	2,599	1,945
Net interest income	8,471	8,271	8,569
Provision for loan losses	870	509	3,101
Net interest income after provision for loan losses	7,601	7,762	5,468

NON-INTEREST INCOME
Income from fiduciary activities	114	151	213
Service charges and fees on deposit accounts	261	250	204
Wealth management	284	144	70
Interchange fees, net	118	106	(84)
Other service charges and fees	25	31	70
Secondary market sales and servicing	131	150	112
Increase in cash surrender value of bank owned life insurance	123	123	132
Net gain (loss) on disposition of other assets	11	51	(210)
(Loss) gain on rabbi trust assets	(138)	—	29
Other	75	(12)	26
Total non-interest income	1,004	994	562

NON-INTEREST EXPENSE
Salaries and employee benefits	3,826	4,022	3,571
Occupancy	1,043	962	792
Data processing	589	556	361
Bank franchise tax	195	178	174
Telecommunications	143	132	93
FDIC assessments	198	151	265
Foreclosed property	66	45	33
Consulting	142	228	456
Advertising and marketing	92	126	437
Directors' fees	179	146	129
Audit and accounting	290	236	380
Legal	120	123	25
Merger-related	—	—	850
Core deposit intangible amortization	188	196	218
Net other real estate owned losses (gains)	62	(112)	120
Other	802	543	129
Total non-interest expense	7,935	7,532	8,033
Income (loss) before income taxes	670	1,224	(2,003)
Income tax (benefit) expense	(112)	198	391
Net income (loss)	$782	$1,026	$(2,394)
Basic and diluted earnings (loss) per share	$0.06	$0.08	$(0.16)

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2018	December 31, 2017
(Dollars in thousands, except per share data)	(unaudited)
INTEREST INCOME
Loans, including fees	$40,752	$31,330
Securities:
Taxable	1,961	1,399
Tax-exempt	475	423
Federal funds sold	234	164
Interest-bearing deposit accounts	311	310
Certificates of deposit	70	74
Total interest income	43,803	33,700

INTEREST EXPENSE
Deposits	7,992	4,513
Federal funds purchased	—	11
Securities sold under repurchase agreements	13	15
Subordinated notes	513	482
Federal Home Loan Bank advances	1,707	980
Total interest expense	10,225	6,001
Net interest income	33,578	27,699
Provision for loan losses	1,351	4,934
Net interest income after provision for loan losses	32,227	22,765

NON-INTEREST INCOME
Income from fiduciary activities	710	904
Service charges and fees on deposit accounts	768	900
Wealth management	842	370
Interchange fees, net	339	230
Other service charges and fees	116	145
Secondary market sales and servicing	659	469
Increase in cash surrender value of bank owned life insurance	497	473
Net gains on sale of available-for-sale securities	—	2
Net losses on disposition of other assets	(7)	(220)
Gain on curtailment of post-retirement benefit plan	352	—
(Loss) gain on rabbi trust assets	(138)	180
Other	165	54
Total non-interest income	4,303	3,507

NON-INTEREST EXPENSE
Salaries and employee benefits	16,233	13,403
Occupancy	3,682	2,735
Data processing	2,531	1,258
Bank franchise tax	726	533
Telecommunications	512	308
FDIC assessments	719	580
Foreclosed property	175	147
Consulting	1,098	665
Advertising and marketing	439	664
Directors' fees	561	444
Audit and accounting	1,129	746
Legal	500	128
Merger-related	363	1,976
Core deposit intangible amortization	798	679
Net other real estate owned (gains) losses	(107)	221
Other	2,760	2,260
Total non-interest expense	32,119	26,747
Income (loss) before income taxes	4,411	(475)
Income tax expense	533	797
Net income (loss)	$3,878	$(1,272)
Basic and diluted earnings (loss) per share	$0.31	$(0.14)

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2018	2018	2018	2018	2017	2018	2017
Select Consolidated Balance Sheet Data
Total assets	$1,080,617	$1,027,440	$983,216	$994,676	$970,556
Cash, interest-bearing deposits and federal funds sold	28,061	22,713	38,526	63,696	58,328
Available-for-sale securities, at fair value	82,232	81,215	74,322	75,434	77,153
Loans:
Mortgage loans on real estate	713,997	682,321	644,202	624,424	609,637
Commercial and industrial	164,608	144,118	124,563	129,225	114,093
Consumer	23,740	27,920	32,767	37,011	42,566
Loans receivable	902,345	854,359	801,532	790,660	766,296
Unamortized net deferred loan (fees) costs	(252)	(79)	24	228	200
Allowance for loan losses (ALL)	(7,902)	(7,287)	(7,113)	(7,923)	(7,770)
Net loans	894,191	846,993	794,443	782,965	758,726
Loans held for sale	368	—	669	414	1,651
Other real estate owned, net	3,597	3,663	3,501	2,593	4,284

Total liabilities	$963,141	$910,893	$867,492	$879,757	$856,002
Deposits:
Noninterest-bearing demand deposits	114,122	108,602	108,943	124,572	103,037
Savings and interest-bearing deposits	359,400	330,690	296,206	299,216	299,820
Time deposits	368,670	369,836	369,917	373,163	358,989
Total deposits	842,192	809,128	775,066	796,951	761,846
Securities sold under repurchase agreements	6,089	6,083	7,008	6,551	9,498
Federal Home Loan Bank advances	100,000	80,000	70,000	60,000	70,000
Subordinated notes, net of unamortized issuance costs	6,893	6,889	6,885	6,881	6,877

Shareholders' equity	117,476	116,547	115,724	114,919	114,554

Condensed Consolidated Statements of Operations
Interest income	$11,735	$10,870	$10,508	$10,692	$10,514	$43,803	$33,700
Interest expense	3,264	2,599	2,314	2,048	1,945	10,225	6,001
Net interest income	8,471	8,271	8,194	8,644	8,569	33,578	27,699
Provision for (recovery of) loan losses	870	509	(348)	320	3,101	1,351	4,934
Non-interest income	1,004	994	1,164	1,170	562	4,303	3,507
Non-interest expense	7,935	7,532	8,563	8,120	8,033	32,119	26,747
Income (loss) before taxes	670	1,224	1,143	1,374	(2,003)	4,411	(475)
Income tax (benefit) expense	(112)	198	197	250	391	533	797
Net income (loss)	$782	$1,026	$946	$1,124	$(2,394)	$3,878	$(1,272)

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2018	2018	2018	2018	2017	2018	2017

Basic earnings (loss) per share	$0.06	$0.08	$0.07	$0.09	$(0.18)	$0.31	$(0.14)
Diluted earnings (loss) per share	0.06	0.08	0.07	0.09	(0.18)	0.31	(0.14)
Dividends per share	—	—	—	—	0.04	—	0.12
Book value per share	8.90	8.80	8.75	8.69	8.68
Tangible book value per share (1)	7.98	7.88	7.81	7.74	7.71
Shares outstanding at end of period	13,201,682	13,238,716	13,226,096	13,223,096	13,203,605	13,201,682	13,203,605
Weighted average shares outstanding, basic	13,050,791	13,080,372	13,059,604	13,038,593	13,036,057	12,609,849	9,399,223
Weighted average shares outstanding, diluted	13,099,707	13,142,549	13,126,419	13,106,214	13,108,400	12,674,448	9,399,223

Performance Ratios (tax-equivalent basis):
Yield on average interest-earning assets	4.72%	4.66%	4.61%	4.74%	4.69%	4.70%	4.83%
Cost of funds	1.40%	1.19%	1.08%	0.95%	0.92%	1.17%	0.91%
Cost of deposits	1.22%	1.03%	0.93%	0.83%	0.81%	1.01%	0.77%
Net interest spread	3.14%	3.30%	3.37%	3.64%	3.64%	3.37%	3.78%
Net interest margin (NIM)	3.41%	3.57%	3.60%	3.83%	3.82%	3.61%	3.98%
NIM, excluding acquisition accounting adjustments (1)	3.25%	3.40%	3.34%	3.58%	3.31%	3.40%	3.66%
Average interest-earnings assets to total average assets	93.76%	93.45%	92.37%	92.10%	93.30%	93.46%	91.96%
Return on average assets (quarter-to-date annualized)	0.30%	0.41%	0.38%	0.46%	(0.99)%	0.39%	(0.17)%
Operating return on average assets (quarter-to-date annualized) (1)	0.44%	0.41%	0.38%	0.57%	(0.76)%	0.45%	0.00%
Return on average equity (quarter-to-date annualized)	2.69%	3.55%	3.28%	3.92%	(8.24)%	3.36%	(1.58)%
Merger-related expense	$—	$—	$—	$363	$850	$363	$1,976
Efficiency ratio	83.7%	81.3%	91.5%	82.7%	88.2%	84.8%	85.7%
Operating efficiency ratio (1)	78.6%	81.3%	91.5%	79.0%	78.7%	82.6%	79.4%
Average assets	1,055,144	994,209	988,946	982,616	965,246	999,895	763,443
Average interest-earning assets	989,327	929,111	913,486	904,991	900,617	934,528	702,068
Average interest-bearing liabilities	817,225	761,986	747,227	747,813	742,043	768,826	568,998
Average shareholders' equity	116,291	115,454	115,321	114,736	116,171	115,468	80,503
Shareholders' equity to total assets ratio	10.87%	11.34%	11.77%	11.55%	11.80%
Tangible shareholders' equity to tangible total assets (1)	9.86%	10.27%	10.64%	10.42%	10.63%

Asset Quality Data and Ratios:
Nonaccrual loans	$5,206	$4,204	$3,474	$6,892	$6,496
Loans past due 90 days or more and still accruing (excludes purchased credit-impaired loans)	—	—	—	—	48
Other real estate owned, net	3,597	3,663	3,501	2,593	4,284
Total non-performing assets	8,803	7,867	6,975	9,485	10,828
Net charge-offs (recoveries)	255	335	462	167	948	1,219	1,027
Net charge-offs to average loans (quarter-to-date annualized)	0.12%	0.17%	0.23%	0.09%	0.50%	0.15%	0.17%
Total non-performing assets to total assets	0.81%	0.77%	0.71%	0.95%	1.11%
Gross loans to total assets	83.48%	83.15%	81.52%	79.49%	78.95%
ALL to gross loans	0.88%	0.85%	0.89%	1.00%	1.01%
ALL plus acquisition accounting adjustments (discounts) on acquired loans to gross loans (1)	1.31%	1.35%	1.46%	1.65%	1.76%

(1) Non-GAAP financial measure.  See GAAP to Non-GAAP financial measure reconciliation at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2018	2018	2018	2018	2017	2018	2017
Reconciliation of Non-GAAP Financial Measures (1)
NIM, excluding acquisition accounting adjustments
Interest income, including fees	$11,735	$10,870	$10,508	$10,692	$10,514	$43,803	$33,700
Add: tax-equivalent yield adjustment for tax-exempt securities (c)	32	30	31	32	21	125	217
Less: accretion of discounts on acquired loans	352	357	547	503	1,047	1,759	1,907
Interest income, adjusted	11,415	10,543	9,992	10,221	9,488	42,169	32,010
Average interest-earning assets	$989,327	$929,111	$913,486	$904,991	$900,617	$934,528	$702,068
Yield on interest-earning assets, excluding accretion of discounts on acquired loans (quarter-to-date annualized)	4.58%	4.54%	4.38%	4.52%	4.21%	4.51%	4.56%
Interest expense	$3,264	$2,599	$2,314	$2,048	$1,945	$10,225	$6,001
Add: amortization of premium on acquired time deposits	37	40	42	68	88	187	308
Interest expense, adjusted	3,301	2,639	2,356	2,116	2,033	10,412	6,309
Net interest income, excluding acquisition accounting adjustments	8,114	7,904	7,637	8,105	7,455	31,757	25,701
Average interest-bearing liabilities	$817,225	$761,986	$747,227	$747,813	$742,043	$768,826	$568,998
Cost of interest-bearing liabilities, excluding amortization of premium on acquired time deposits (quarter-to-date annualized)	1.60%	1.39%	1.26%	1.13%	1.10%	1.35%	1.11%
NIM, excluding acquisition accounting adjustments	3.25%	3.40%	3.34%	3.58%	3.31%	3.40%	3.66%

ALL plus discounts on acquired loans to gross loans
Allowance for loan losses	$7,902	$7,287	$7,113	$7,923	$7,770
Add: discounts on acquired loans	3,922	4,280	4,655	5,212	5,792
ALL plus discounts on acquired loans	11,824	11,567	11,768	13,135	13,562
Gross loans + discounts on acquired loans	$906,015	$858,560	$806,211	$796,100	$771,459
ALL plus discounts on acquired loans to gross loans	1.31%	1.35%	1.46%	1.65%	1.76%

Tangible book value per share
Total shareholders' equity	$117,476	$116,547	$115,724	$114,919	$114,554
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	12,106	12,255	12,409	12,570	12,737
Tangible shareholders' equity	$105,370	$104,292	$103,316	$102,350	$101,818
Shares outstanding at end of period	13,201,682	13,238,716	13,226,096	13,223,096	13,203,605
Tangible book value per share	$7.98	$7.88	$7.81	$7.74	$7.71

Tangible shareholders' equity to tangible assets
Total assets	$1,080,617	$1,027,440	$983,216	$994,676	$970,556
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	12,106	12,255	12,409	12,570	12,737
Tangible assets	$1,068,511	$1,015,185	$970,807	$982,106	$957,819
Tangible shareholders' equity	$105,370	$104,292	$103,316	$102,350	$101,818
Tangible shareholders' equity to tangible assets	9.86%	10.27%	10.64%	10.42%	10.63%

Select noninterest expenses, after-tax basis (ATB)
Merger-related expenses	$—	$—	$—	$363	$850	$363	$1,976
Merger-related expenses (ATB) (c)	—	—	—	287	561	287	1,304

Early retirement program expenses	$483	$—	$—	$—	$—	$483	$—
Early retirement program expenses (ATB) (c)	382	—	—	—	—	382	—

Operating return on average assets
Net income (loss)	$782	$1,026	$946	$1,124	$(2,394)	$3,878	$(1,272)
Add: Early retirement program expenses (ATB)	382	—	—	—	—	382	—
Add: Merger-related expenses (ATB)	—	—	—	287	561	287	1,304
Operating net income (loss)	$1,164	$1,026	$946	$1,411	$(1,833)	$4,546	$32
Average assets	$1,055,144	$994,209	$988,946	$982,616	$965,246	$999,895	$763,443
Operating return on average assets	0.44%	0.41%	0.38%	0.57%	-0.76%	0.45%	0.00%

Operating efficiency ratio
Total noninterest expense	$7,935	$7,532	$8,563	$8,120	$8,033	$32,119	$26,747
Less: Early retirement program expenses	483	—	—	—	—	483	—
Less: Merger-related expenses	—	—	—	363	850	363	1,976
Operating noninterest expense	7,452	7,532	8,563	7,757	7,183	31,273	24,771
Net interest income	8,471	8,271	8,194	8,644	8,569	33,578	27,699
Non-interest income	1,004	994	1,164	1,170	562	4,303	3,507
Operating efficiency ratio	78.6%	81.3%	91.5%	79.0%	78.7%	82.6%	79.4%

(a) Excludes mortgage servicing rights.

(b) Assumes a federal income tax rate of 21% for the 2018 periods and for the three months-ended December 31, 2017.

(c) Assumes a federal income tax rate of 21% for the 2018 periods and 35% for the 2017 periods.

(1) Set forth above are calculations of each of the non-GAAP (generally accepted accounting principles) financial measures included in the Supplemental Financial Data tables. NIM, excluding acquisition accounting adjustments, ALL plus discounts on acquired loans to gross loans, tangible book value per share, tangible shareholders’ equity to tangible total assets ratio, select noninterest expenses after-tax basis, operating return on average assets, and operating efficiency ratio are supplemental financial measures that are not required nor presented in accordance with GAAP.  Management believes ALL plus discounts on acquired loans as a percentage of gross loans, tangible book value per share, and tangible shareholders’ equity to tangible total assets ratios are meaningful because they are measures management uses to assess asset quality and capital levels, respectively.  Management believes that NIM, excluding acquisition accounting adjustments, select noninterest expenses after-tax basis, operating return on average assets, and operating efficiency ratios are meaningful because management uses them to assess the financial performance of the company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.